UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2015

General Cable Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 572-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (the “Amended Form 8-K”) amends and qualifies the information contained in Item 2.02 of the Current Report on Form 8-K filed on February 4, 2015 by General Cable Corporation (the “Original Form 8-K”). Other than as set forth in this Amended Form 8-K and Exhibit 99.1 hereto, the information contained in the Original Form 8-K shall remain unchanged.

Item 2.02	Results of Operations and Financial Condition.

On February 4, 2015, General Cable Corporation (“General Cable”, “Company” or “we”) issued a press release and slides providing information on the results of operations for the three months and fiscal year ended December 31, 2014 (the “Earnings Release”), which were furnished as Exhibits 99.1 and 99.2 to the Original Form 8-K. The information in the Earnings Release is amended and qualified by the information set forth herein and Exhibit 99.1 hereto.

As we previously reported, we have been reviewing, with the assistance of external counsel, certain commission payments involving sales to customers of our subsidiary in Angola. The review has focused upon payment practices with respect to employees of public utility companies, use of agents in connection with such payment practices, and the manner in which the payments were reflected in our books and records. We have determined at this time that certain employees in our Portugal and Angola subsidiaries directly and indirectly made or directed payments at various times from 2002 through 2013 to officials of Angola government-owned public utilities that raise concerns under the Foreign Corrupt Practices Act and possibly under the laws of other jurisdictions.

On February 20, 2015, based on the analysis completed at that time with the assistance of our external counsel and forensic accountants, we concluded that we were able to reasonably estimate the amount of profit derived from sales made to the Angolan government-owned public utilities in connection with the payments described above, which we believe are likely to ultimately be disgorged. As a result, we have recorded an estimated charge in the amount of $24 million as an accrual as of December 31, 2014. The accrued amount reflects only an estimate of the Angola-related profits reasonably likely to be disgorged, and does not include provision for any fines, civil or criminal penalties, or other relief, any or all of which could be substantial.

We have revised our financial statements and other disclosures contained in the Earnings Release to reflect the establishment of an accrual of $24 million as described in the previous paragraphs. Our reported (GAAP) results for the quarter and year ended December 31, 2014 were impacted by this full accrued amount. Our adjusted (Non-GAAP) results for the quarter and year ended December 31, 2014 contained in the Original Form 8-K remain unchanged. The revised financial statements for the fourth quarter and fiscal year 2014, revised reconciliation of GAAP to Non-GAAP measures and certain other revised disclosures are set forth in Exhibit 99.1 to this Amended Form 8-K.

The information being furnished pursuant to Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Revised General Cable Corporation Fourth Quarter and Full Year 2014 Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

Date: February 25, 2015	By:	/s/ Brian J. Robinson
	Name:	Brian J. Robinson
	Title:	Executive Vice President and Chief Financial Officer